Exhibit 99.1

NEWS RELEASE

FOR:	Trump Entertainment Resorts, Inc. (OTCBB: DJTE.OB)
CONTACT:	Scott C. Butera, President and Chief Operating Officer (212) 891-1500

FOR IMMEDIATE RELEASE: Friday, May 20, 2005

TRUMP HOTELS & CASINO RESORTS, INC. COMPLETES

RECAPITALIZATION

—Comprehensive Plan Successfully Completed in Six Months—

NEW YORK, NY – Trump Hotels & Casino Resorts, Inc. (the “Company”) (OTCBB: DJTE.OB) announced today the successful completion of its plan of reorganization (the “Plan”) which was confirmed on April 5, 2005, thereby marking the Company’s formal emergence from the reorganization proceedings voluntarily commenced on November 21, 2004. The Company has also changed its name to Trump Entertainment Resorts, Inc.

As previously announced, the Plan, which was supported by an overwhelming percentage of the Company’s equity and bondholders, provides for many financial and strategic benefits, including:

•	a $544 million reduction of total publicly-traded indebtedness from approximately $1.8 billion to $1.25 billion;

•	$102 million of annual cash interest savings resulting from a reduction in the company’s publicly-traded indebtedness;

•	a reduction in the weighted average cost of debt from 12% to 7.7%;

•	a ten-year extension of the maturity of the Company’s publicly-traded indebtedness to 2015;

•	access to a $500 million Senior Credit Facility priced at LIBOR + 2.50%;

•	funding for deferred capital expenditures and future expansions of the Company’s properties; and

•	flexibility for growth in additional gaming jurisdictions, ability to monetize non-strategic assets and the opportunity to capitalize on the world-renowned Trump brand on a global basis.

Donald J. Trump, the Company’s Chairman and Chief Executive Officer, commented, “I am very proud of what we have accomplished in this deal, and I am excited about the opportunities we now have. The significant reduction in total indebtedness, interest expense and the availability of a favorable credit line give us the flexibility and wherewithal to bring our existing properties to a new level and to enter into new markets. I would like to thank all of the participants who have helped bring this process to a swift conclusion. I believe that this will be a wonderful company.” Scott C. Butera, the Company’s President and Chief Operating Officer, added, “The plan is one of the most successful recapitalizations in the history of the gaming industry, and we feel a great sense of accomplishment and optimism. Completing this plan in such a short time frame is a tribute to Mr. Trump and his unparalleled business acumen, as well as to the enthusiastic cooperation of our investors. Our successful reorganization will give us the opportunity to create significant shareholder value by optimizing our existing asset base, strategically monetizing non-core assets and ultimately expanding the Trump Entertainment brand both domestically as well as internationally.” Mr. Butera then continued, “Mr. Trump has achieved the highest levels of success in all of his other business ventures. I am confident that he will follow suit in the newly recapitalized Trump Entertainment Resorts.”

Under the Plan, the reorganized Company issued approximately 40 million shares of new common stock, after giving effect to a reverse stock split of 1,000-to-one. The Company’s holding subsidiary, Trump Entertainment Resorts Holdings, L.P., and its funding subsidiary, Trump Entertainment Resorts Funding, Inc., have also issued an aggregate of $1.25 billion principal amount of 8-1/2% Senior Secured Notes due 2015 (the “Senior Notes”) secured by a second lien on substantially all of the Company’s real estate assets. Shares of the Company’s new common stock will trade in the over-the-counter-market under the ticker symbol “DJTE.OB” with CUSIP number 89816T103. The Company intends to apply to have its new common stock listed on the New York Stock Exchange or other national securities market in the near future. The Senior Notes will trade in the over-the-counter-market with the CUSIP number 89816WAA4. The Company’s one-year Class A Warrants issued to existing stockholders under the Plan to purchase an aggregate of approximately 3,425,000 shares of the Company’s new common stock for a purchase price of $14.60 per share will also trade in the over-the-counter market with the CUSIP number 89816T111.

The Company has also obtained a Senior Credit Facility of up to $500 million, secured by a first priority lien on substantially all of the Company’s assets, which will enable the Company to refurbish and expand its current properties and permit the Company to enter into new and emerging markets. Concurrently with the consummation of the Plan today, the Company has drawn down $150 million of the Senior Credit Facility with an initial interest rate of 5.59% (LIBOR + 2.50%) to fund payments under the Plan. The Senior Credit Facility also gives the Company access to a $150 million delayed draw loan earmarked for the construction of a new hotel tower at the Company’s Trump Taj Mahal Casino Resort in Atlantic City, New Jersey and a $200 million revolver.

Mr. Trump concluded, “The Trump brand has never been more successful, and I look forward to creating at Trump Entertainment Resorts what I have created in the real estate and media industries. Given my belief in the importance of on-site, day-to-day management and because of the fact that I am extremely busy with my real estate holdings, numerous building projects and the very successful ‘Apprentice’ television franchise, I am looking forward to selecting a world class chief executive officer to ensure the successful execution of the company’s strategic vision and to maximize the great financial platform that we now have in place.”

About Our Company:

Trump Entertainment Resorts, Inc. is a leading gaming company that owns and operates four properties. The Company’s assets include Trump Taj Mahal Casino Resort and Trump Plaza Hotel and Casino, located on the Boardwalk in Atlantic City, New Jersey, Trump Marina Hotel Casino, located in Atlantic City’s Marina District, and the Trump Casino Hotel, a riverboat casino located in Gary, Indiana. Together, the properties comprise approximately 371,300 square feet of gaming space and 3,180 hotel rooms and suites. The Company is the sole vehicle through which Donald J. Trump conducts gaming activities and strives to provide customers with outstanding casino resort and entertainment experiences consistent with the Donald J. Trump standard of excellence. Trump Entertainment Resorts, Inc. is separate and distinct from Mr. Trump’s real estate and other holdings.

PSLRA Safe Harbor for Forward-Looking Statements

and Additional Available Information

The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for forward-looking statements so long as those statements are identified as forward-looking and are accompanied by meaningful cautionary statements identifying important factors that could cause actual results to differ materially from those projected in such statements.

All statements, trend analysis and other information contained in this release relative to the Company’s or its subsidiaries’ performance, trends in the Company’s or its subsidiaries’ operations or financial results, plans, expectations, estimates and beliefs, as well as other statements including words such as “anticipate,” “believe,” “plan,” “estimate,” “expect,” “intend,” “will,” “could” and other similar expressions, constitute forward-looking statements under the Private Securities Litigation Reform Act of 1995. In connection with certain forward-looking statements contained in this release and those that may be made in the future by or on behalf of Trump Entertainment Resorts, Inc., the Company notes that there are various factors that could cause actual results to differ materially from those set forth in any such forward-looking statements. The forward-looking statements contained in this release were prepared by management and are qualified by, and subject to, significant business, economic, competitive, regulatory and other uncertainties and contingencies, all of which are difficult or impossible to predict and many of which are beyond the control of the Company. Accordingly, there can be no assurance that the forward-looking statements contained in this release will be realized or that actual results will not be significantly higher or lower. The forward-looking statements in this release reflect the opinion of the Company’s management as of the date of this release. Readers are hereby advised that developments subsequent to this release are likely to cause these statements to become outdated with the passage of time or other factors beyond the control of the Company. This Company does not intend, however, to update the guidance provided herein prior to its next release or unless otherwise required to do so. Readers of this release should consider these facts in evaluating the information contained herein. In addition, the business and operations of the Company are subject to substantial risks, including, but not limited to risks relating to liquidity and cash flows, which increase the uncertainty inherent in the forward-looking statements contained in this release. The inclusion of the forward-looking statements contained in this release should not be regarded as a representation by the Company or any other person that the forward-looking statements contained in the release will be achieved. In light of the foregoing, readers of this release are cautioned not to place undue reliance on the forward-looking statements contained herein.

Additional information concerning the potential risk factors that could affect the Company’s future performance are described from time to time in the Company’s periodic reports filed with the SEC, including, but not limited to, the Company’s Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q. These reports may be viewed free of charge on the SEC’s website, www.sec.gov, or on the Company’s website, www.trumpcasinos.com.

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